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                                                                    EXHIBIT 4.76

                            CCMA SETTLEMENT AGREEMENT

                              ENTERED INTO BETWEEN

                   BLYVOORUITZICHT GOLD MINING COMPANY LIMITED
                   (HEREINAFTER REFERRED TO AS "THE COMPANY")

                                       AND

                     THE UNITED ASSOCIATION OF SOUTH AFRICA
                    SOUTH AFRICAN EQUITY WORKERS' ASSOCIATION
                                   SOLIDARITY
                        THE NATIONAL UNION OF MINEWORKERS
            (HEREINAFTER REFERRED TO AS "THE EMPLOYEE ORGANISATIONS")

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1.    PREAMBLE

As part of the Section 189 and Section 189A (of the Labour Relations Act) processes that were initiated by the company on 28 June 2004, the Commission for Conciliation, Mediation and Arbitration (CCMA) was approached to facilitate meetings between the parties.

This agreement serves to conclude the CCMA's facilitation process and to record the parties' agreement regarding the September 2004 rationalisation exercise at the company. The parties note that this agreement is entered into in exchange for the company's agreement on severance benefits which is contained in the retrenchment agreement dated 2 September 2004 which has been concluded between the parties.

2.    RATIONALE FOR RETRENCHMENT

The parties agree that the retrenchment of the affected employees has become unavoidable due to the underachievement of the company's financial and production targets, which has resulted in the company experiencing significant financial losses during the past 8 (eight) months. The parties acknowledge that it is not economically sustainable for the company to continue making losses into the future.

3.    BUSINESS PLAN

The parties acknowledge that, as a closure avoidance measure, the company has tabled a 6 (six) month business plan dated 1 September 2004.

Although this business plan involves the retrenchment of +/-2,000 (two thousand) affected employees, it is designed to return the company initially to a break-even point, then to work towards operating profitably over the next 6
(six) months.

The sustainability thresholds of the company's business plan are as follows:

-     440 (four hundred and forty) kilograms of gold produced per month

-     at a maximum cost of R80,000 (eighty thousand rand) per kilogram

- with revenue received of at least R82,000 (eighty two thousand) per kilogram

-     Working costs in line with budget

The parties acknowledge that these thresholds will only be sustainable if the company meets its monthly targets in terms of:

-     Recovered grade;

-     Square metres mined;

-     Development metres blasted;

-     Tonnes hoisted; and

-     Kilograms of gold produced.

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The parties acknowledge that a consequence of the company's business plan will be that certain working areas and infrastructure will be placed on "care and maintenance" until such time as they can contribute profitably to the company's performance.

4.    ENABLING ENVIRONMENT

The parties acknowledge that it is critical to the successful implementation of the business plan to create an operating environment that is conducive to achieving and/or surpassing the business plan's sustainability thresholds.

In order to secure such an enabling environment, the parties commit themselves in good faith to support the flawless implementation of the plan. To this extent, the employee organisations undertake not to disrupt the normal operations of the company in any way during the implementation of the business plan.

5.    PRESERVATION OF THE SECTION 189 (1) PROCESS

In support of clause 4 (above), the parties agree to preserve the current
Section 189 process for 6 (six) months, during the implementation of the business plan.

However, in the event of the company being unable to achieve the sustainability thresholds contained in the business plan during this period, the current
Section 189 process will continue under the auspices of the CCMA in order to ensure the survival of the company.

Should the company contemplate the continuance of the Section 189 process, it will request the CCMA to facilitate at least 2 (two) meetings within 2 (two) weeks in order to consult with the employee organisations on the reasons for such continuance. Thereafter, after the 2 (two) week period either party will be able to exercise their rights in terms of S189A(7).

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6.    MONITORING COMMITTEE

The parties agree that the Blyvoor Forum will monitor the progress of the implementation of the Business Plan on a weekly basis (after normal working hours) for the first 2 (two) months (or until the parties agree otherwise) and on a monthly basis thereafter.

THUS DONE AND SIGNED AT      __________________________________________________

ON THE  __________________ DAY OF _______________________________ 2004.

1.                                                         WITNESSES:

________________________________                 ____________________________
For and On Behalf Of
BLYVOORUITZICHT GOLD MINING
 COMPANY LIMITED

2.                                                         WITNESSES:

________________________________                 ____________________________
For and On Behalf Of
THE UNITED ASSOCIATION
 OF SOUTH AFRICA

3.                                                         WITNESSES:

________________________________                 ____________________________
For and On Behalf Of
SOUTH AFRICAN EQUITY
 WORKERS' ASSOCIATION

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4.                                                         WITNESSES:

________________________________                 ____________________________
For and On Behalf Of
SOLIDARITY

5.                                                         WITNESSES:

/s/ C. Goodwin
________________________________                 ____________________________
For and On Behalf Of
BLYVOORUITZICHT GOLD MINING
 COMPANY LIMITED

6.                                                         WITNESSES:

________________________________                 ____________________________
For and On Behalf Of
THE NATIONAL UNION
 OF MINEWORKERS

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